                                                                     Exhibit 2.1




                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                             THE FAILURE GROUP, INC.

                       THE FAILURE GROUP WASHINGTON, INC.

                 PERFORMANCE TECHNOLOGIES, INCORPORATED, D.B.A.
                           PTI ENVIRONMENTAL SERVICES,

              ROBERT C. BARRICK, GARY N. BIGHAM, THOMAS C. GINN,
                       MARC W. LORENZEN, LARRY F. MARX,

                                      AND

 CHASE TRUST COMPANY OF CALIFORNIA (AS TO THE PROVISIONS OF ARTICLE VII ONLY)

                          DATED AS OF APRIL 27, 1997

                                INDEX OF EXHIBITS


                               EXHIBIT DESCRIPTION


Exhibit A          Form of Principal Shareholder Voting Agreement

Exhibit B-1        Form of Non-competition Agreement for Principal Shareholders

Exhibit B-2        List of Persons Other than Principal Shareholders Signing
                   Noncompetition Agreements

Exhibit B-3        Form of Noncompetition Agreement

Exhibit C          Form of Shareholder Certificate

Exhibit D          Piggyback Registration Rights Provisions


                                           TABLE OF CONTENTS                                                           PAGE
                                                                                                                       ----
ARTICLE I  THE MERGER.................................................................................................2

         1.1      The Merger..........................................................................................2
         1.2      Effective Time......................................................................................2
         1.3      Effect of the Merger................................................................................2
         1.4      Articles of Incorporation; Bylaws...................................................................2
         1.5      Directors and Officers..............................................................................2
         1.6      Effect of Merger on the Capital Stock of the Constituent Corporations...............................3
         1.7      Surrender of Certificates...........................................................................4
         1.8      No Further Ownership Rights in Company Capital Stock................................................6
         1.9      Lost, Stolen or Destroyed Certificates..............................................................6
         1.10     Tax Consequences....................................................................................6
         1.11     Taking of Necessary Action; Further Action..........................................................6

ARTICLE II  REPRESENTATIONS AND WARRANTIES
         OF THE COMPANY AND THE PRINCIPAL SHAREHOLDERS................................................................6

         2.1      Organization of the Company.........................................................................7
         2.2      Company Capital Structure...........................................................................7
         2.3      Subsidiaries........................................................................................8
         2.4      Authority...........................................................................................8
         2.5      No Conflict.........................................................................................8
         2.6      Consents............................................................................................9
         2.7      Company Financial Statements........................................................................9
         2.8      No Undisclosed Liabilities..........................................................................9
         2.9      No Changes..........................................................................................9
         2.10     Tax Matters........................................................................................11
         2.11     Restrictions on Business Activities................................................................13
         2.12     Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment ....................13
         2.13     Intellectual Property..............................................................................14
         2.14     Agreements, Contracts and Commitments..............................................................17
         2.15     Interested Party Transactions......................................................................18
         2.16     Governmental Authorization.........................................................................18
         2.17     Litigation.........................................................................................19
         2.18     Accounts Receivable................................................................................19
         2.19     Minute Books.......................................................................................19
         2.20     Environmental Matters..............................................................................19
         2.21     Brokers' and Finders' Fees; Third Party Expenses...................................................20


         2.22     Employee Matters and Benefit Plans.................................................................20
         2.23     Insurance..........................................................................................24
         2.24     Compliance with Laws...............................................................................24
         2.25     Complete Copies of Materials.......................................................................24
         2.26     Representations Complete...........................................................................24

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB........................................................25

         3.1      Organization, Standing and Power...................................................................25
         3.2      Authority..........................................................................................25
         3.3      Capital Structure..................................................................................25
         3.4      No Conflict........................................................................................26
         3.5      Consents...........................................................................................26
         3.6      SEC Documents; Parent Financial Statements; Other Representations..................................26
         3.7      Brokers' and Finders' Fees.........................................................................27

ARTICLE IV  CONDUCT PRIOR TO THE EFFECTIVE TIME......................................................................27

         4.1      Conduct of Business of the Company.................................................................27
         4.2      No Solicitation....................................................................................29
         4.3      S Status...........................................................................................30

ARTICLE V  ADDITIONAL AGREEMENTS.....................................................................................30

         5.1      Sale of Shares.....................................................................................30
         5.2      Access to Information..............................................................................30
         5.3      Confidentiality....................................................................................31
         5.4      Expenses...........................................................................................31
         5.5      Public Disclosure..................................................................................31
         5.6      Consents...........................................................................................31
         5.7      Commercially Reasonable Efforts....................................................................31
         5.8      Notification of Certain Matters....................................................................32
         5.9      Additional Documents and Further Assurances........................................................32
         5.10     Voting Agreements..................................................................................32
         5.11     Blue Sky Laws......................................................................................32
         5.12     Tax Returns........................................................................................32
         5.13     Shareholder Approval...............................................................................33
         5.14     Other Expenses.....................................................................................33



ARTICLE VI  CONDITIONS TO THE MERGER.................................................................................33

         6.1      Conditions to Obligations of Each Party to Effect the Merger.......................................33
         6.2      Additional Conditions to Obligations of Company and the Principal Shareholders ....................33
         6.3      Additional Conditions to the Obligations of Parent and Sub.........................................34

ARTICLE VII  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW......................................................36

         7.1      Survival of Representations and Warranties.........................................................36
         7.2      Escrow Arrangements................................................................................36

ARTICLE VIII  TERMINATION, AMENDMENT AND WAIVER......................................................................44

         8.1      Termination........................................................................................44
         8.2      Effect of Termination..............................................................................45
         8.3      Amendment..........................................................................................45
         8.4      Extension; Waiver..................................................................................45

ARTICLE IX  GENERAL PROVISIONS.......................................................................................46

         9.1      Notices............................................................................................46
         9.2      Interpretation.....................................................................................47
         9.3      Counterparts.......................................................................................47
         9.4      Entire Agreement; Assignment.......................................................................47
         9.5      Severability.......................................................................................48
         9.6      Other Remedies.....................................................................................48
         9.7      Governing Law......................................................................................48
         9.8      Rules of Construction..............................................................................48


                      AGREEMENT AND PLAN OF REORGANIZATION


         This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and
                                                         ---------
entered into as of April 27, 1997 among The Failure Group, Inc., a Delaware corporation ("Parent"), The Failure Group Washington, Inc., a Washington
              ------
corporation and a wholly-owned subsidiary of Parent ("Sub"), Performance
                                                      ---
Technologies, Incorporated d.b.a. PTI Environmental Services, a Washington corporation (the "Company"), and each of Robert C. Barrick, Gary N. Bigham,
                  -------
Thomas C. Ginn, Marc W. Lorenzen, and Larry F. Marx, individuals and certain of the principal shareholders of the Company (such individuals being hereinafter referred to as the "Principal Shareholders" and individually as a "Principal
                    ----------------------                         ---------
Shareholder") and Chase Trust Company of California (the "Escrow Agent") (as to
-----------
the provisions of Article VII only).


                                    RECITALS

         A. The Boards of Directors of each of the Company, Parent and Sub believe it is in the best interests of each company and their respective shareholders that Parent acquire the Company through the statutory merger of Sub with and into the Company (the "Merger") and in furtherance thereof, have
                                ------
approved the Merger.

         B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of the Company ("Company Capital Stock") shall be converted into the right to receive cash and shares of Common Stock of Parent.

         C. A portion of the stock otherwise payable by Parent in connection with the Merger shall be placed in escrow by Parent for the purposes of satisfying damages, losses, expenses and other similar charges which result from breaches of representations, warranties or covenants, all as set forth in
Article VII hereof.

         D. The Company, the Principal Shareholders, Parent and Sub desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER

         1.1  The Merger.  At the Effective Time (as defined in Section 1.2) and
              ----------
subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Washington Business Corporation Act (the "Washington Code"), Sub shall be merged with and into the Company, the separate
 ---------------
corporate existence of Sub shall cease, and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."
 ----------------------

         1.2  Effective Time.  Unless this Agreement is earlier terminated
              --------------
pursuant to Section 8.1, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than five (5) business days following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304, unless another place or time is agreed to in writing by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall
                    ------------
cause the Merger to be consummated by a Certificate of Merger (or like instrument) with the Secretary of State of Washington (the "Merger
                                                            ------
Certificate"), in accordance with the relevant provisions of applicable law (the
-----------
time of acceptance by the Secretary of State of Washington of such filing being referred to herein as the "Effective Time").
                           --------------

         1.3  Effect of the Merger.  At the Effective Time, the effect of the
              --------------------
Merger shall be as provided in the applicable provisions of the Washington Code. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4  Articles of Incorporation; Bylaws.
              ---------------------------------

              (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Articles of Incorporation of Sub shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation; provided, however, that Article I of the Articles of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is Performance Technologies, Incorporated"

              (b) The Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

         1.5  Directors and Officers.  The director(s) of Sub immediately prior
              ----------------------
to the Effective Time shall be the initial director(s) of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The officers of Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

         1.6  Effect of Merger on the Capital Stock of the Constituent
              --------------------------------------------------------
              Corporations.
              ------------

              (a)  Exchange of Company Capital Stock.  As of the Effective
                   ---------------------------------
Time of the Merger, each share of Company Capital Stock that is issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of Sub, the Company, or the Principal Shareholders be canceled and extinguished and converted into (i) the right to receive from Parent 480,000 shares of the Parent's common stock, par value $.001 per share (the "Parent Common Stock"), divided by the total
                                -------------------
number of shares of Company Capital Stock outstanding immediately prior to the Effective Time (the "Share Price"); plus (ii) an amount of cash (the "Cash
                     -----------                                      ----
Amount") equal to (A) $7,750,000 minus the Option Purchase Amount (as defined
------
below) divided by (B) the total number of outstanding shares of Company Capital Stock outstanding immediately prior to the Effective Time. The number of shares of Parent Common Stock to be issued in the Merger pursuant to this Section 1.6(a) and the aggregate cash to be paid in the Merger pursuant to this Section 1.6(a) shall hereinafter collectively be referred to as the "Merger
                                                             ------
Consideration," and the number of shares of Parent Common Stock to be issued in
-------------
the Merger per share of Company Capital Stock pursuant to this Section 1.6(a) and the amount of cash to be paid per share of Company Capital Stock pursuant to this Section 1.6(a) shall hereinafter be referred to as the "Merger
                                                             ------
Consideration Per Share." "Option Purchase Amount" shall be the amount equal to
-----------------------
the aggregate amount payable to all holders of Company Options pursuant to
Section 1.6(e) below.

              (b)  Adjustments to Parent Common Stock.  The number of shares
                   ----------------------------------
of Parent Common Stock issuable hereunder shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Capital Stock), reorganization, recapitalization or other like charge with respect to Parent Common Stock or Company Capital Stock occurring after the date hereof.

              (c)  Capital Stock of Sub.  At the Effective Time, each issued and
                   --------------------
outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

              (d)  Fractional Shares.  No fractional share of Parent Common
                   -----------------
Stock shall be issued in the Merger. In lieu thereof, any fractional share shall be rounded to the nearest whole share of Parent Common Stock.

              (e)  Stock Options.
                   -------------

                   (i) At the Effective Time, each outstanding option ("Company Option") to purchase Company Capital Stock then outstanding under the Company's 1992 Stock Option Plan

(the "Option Plan"), or otherwise, will be canceled and extinguished and the holder thereof shall be entitled to receive, in respect of each Company Option then held by such holder and not exercised (pursuant to Section 1.6(e)(ii) below), a dollar amount equal to the product of (x) the number of shares of Company Capital Stock subject to each such Company Option multiplied by (y) the excess, if any, of the Option Amount (as defined below) over the exercise price per share of such Company Option. "Option Amount" shall mean $10,750,000 divided by the sum of (a) the total number of shares of outstanding Company Capital Stock immediately prior to the Effective Time, plus (b) the total number of shares of Company Capital Stock subject to all Company Options not exercised. For the sole purpose of determining the number of shares of Company Capital Stock subject to each Company Option, each such Company Option will be treated, immediately prior to the Effective Time under this Section 1.6(e)(i), as if each such Company Option were fully vested and exercisable for all shares of Company Capital Stock subject to such Company Option.

                   (ii) Prior to the Effective Time, the Company shall notify all holders of Company Options of the anticipated Merger and shall, to the extent so required under the terms of such Company Options, permit such holders to exercise their Company Options to the extent then exercisable (without reference to Section 1.6(e)(i)) and in accordance with the terms thereof (including payment to the Company of the exercise price). The shares issued upon such exercise shall be deemed outstanding immediately prior to the Effective Time, shall participate in the Merger pursuant to Section 1.6(a) and shall not be subject to Section 1.6(e)(i), and any remaining unexercised options held by such holder shall terminate and such holder shall not be entitled to any payment under Section 1.6(e)(i). Any amounts received by the Company on account of exercises of Company Options pursuant to this Section 1.6(e)(ii) shall be distributed by the Company pro rata to all shareholders of the Company immediately prior to the Effective Time (including the Option- holder to the extent of such exercise).

                   (iii) All amounts payable to a holder of any Company Option pursuant to this Section 1.6(e) shall be subject to and reduced by, the amount of any applicable state, federal, or other withholding taxes incurred in connection with such payment.

         1.7  Surrender of Certificates.
              -------------------------

              (a)  Exchange Agent.  Secretary of Parent shall act as exchange
                   --------------
agent (the "Exchange Agent") in the Merger.
            --------------

              (b)  Parent to Provide Common Stock and Cash.  At Closing (or in
                   ---------------------------------------
the case of the Parent Common Stock as soon as is practical), Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, the aggregate number of shares of Parent Common Stock issuable and the cash deliverable pursuant to Section 1.6(a) in exchange for outstanding shares of Company Capital Stock; provided that, on behalf of the holders of Company Capital Stock, Parent shall deposit into the Escrow Fund (as defined below in Section 7.2(a)) an aggregate number of shares of Parent Common Stock equal to $1,000,000 divided by the average of the closing per share bid and asked prices of the Parent Common Stock on the Nasdaq National Market System for the five trading days ending on the day prior to the Closing Date (the "Escrow Amount") out of the Merger Consideration otherwise payable pursuant to Section 1.6(a). The portion of the Escrow Amount deposited into escrow on behalf of each holder of Company Capital Stock shall be deemed issued and outstanding Parent Common Stock in the name of such holder and shall be in proportion to the aggregate number of shares of Parent Common Stock which such holder would otherwise be entitled to receive under Section 1.6(a) by virtue of such holder's ownership of outstanding shares of Company Capital Stock. The Surviving Corporation will pay the Option Purchase Amount for payment pursuant to Section 1.6(e) as soon as practical after the Closing.

              (c)  Exchange Procedures.  On the Closing Date, (i) each holder
                   -------------------
of record of a certificate or certificates (collectively, the "Company Stock
                                                               -------------
Certificates") that immediately prior to the Effective Time represented
------------
outstanding shares of Company Capital Stock whose shares were converted into the right to receive shares of Parent Common Stock and cash pursuant to Section 1.6(a), will deliver to the Exchange Agent the Company Stock Certificate(s) for cancellation, together with a letter of transmittal and an executed stock power in blank, and (ii) the Exchange Agent will deliver to each such holder of record of the Company Stock Certificate(s) a certificate representing the number of whole shares of Parent Common Stock (rounded to the nearest whole share), less the amount of Parent Common Stock deposited into the Escrow Fund on such holder's behalf pursuant to Section 1.7(b) and Article VII hereof, plus the cash portion of the Merger Consideration Per Share in accordance with Section 1.6(a)(ii), and the Company Stock Certificates so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Company Stock Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, to evidence the ownership of the number of full shares of Parent Common Stock (rounded to the nearest whole share) into which such shares of Company Capital Stock shall have been so converted (minus the shares of Parent Common Stock subtracted and deposited into the Escrow Fund) and the right to receive an amount in cash as provided in Section 1.6(a)(ii) hereof. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VII hereof, Parent shall cause to be deposited with the Escrow Agent (as defined in Article VII) the sum of the Escrow Amount, which amount shall be available to compensate Parent as provided in Article VII.

              (d)  Transfers of Ownership.  If any certificate for shares of
                   ----------------------
Parent Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

              (e)  No Liability.  Notwithstanding anything to the contrary in
                   ------------
this Section 1.7, none of the Exchange Agent, the Surviving Corporation, Parent or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat, or similar law.

         1.8  No Further Ownership Rights in Company Capital Stock.  All shares
              -----------------------------------------------------
of Parent Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Capital Stock Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

         1.9  Lost, Stolen or Destroyed Certificates.  In the event any
              --------------------------------------
certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock (rounded to the nearest whole share), if any, as may be required pursuant to Section 1.6(a)(i); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

        1.10  Tax Consequences.  It is intended by the parties hereto that the
              ----------------
Merger shall be treated as a taxable asset acquisition. Each party has consulted with its own tax advisors with respect to the tax consequences of the Merger.

        1.11  Taking of Necessary Action; Further Action.  If, at any time after
              ------------------------------------------
the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Sub, the officers and directors of the Company and Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.


                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                        AND THE PRINCIPAL SHAREHOLDERS

         The Company and the Principal Shareholders hereby, jointly and severally (but subject to the limitations on recovery set forth in Section 7.2
(l)), represent and warrant to Parent and Sub, subject to such exceptions as are specifically disclosed in the disclosure letter (referencing the appropriate section and paragraph numbers) supplied by the Company to Parent (the "Disclosure Letter") and dated as of the date hereof, as follows:

         2.1  Organization of the Company.  The Company is a corporation duly
              ---------------------------
organized, validly existing and in good standing under the laws of the State of Washington. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition, results of operations or prospects of the Company (hereinafter referred to as a "Material Adverse Effect"). The Company has delivered a true and correct copy of
 -----------------------
its Articles of Incorporation and Bylaws, each as amended to date, to Parent.
Section 2.1 of the Disclosure Letter lists the directors and officers of the Company. The operations now being conducted by the Company have not been conducted under any other name.

         2.2  Company Capital Structure.
              -------------------------

              (a) The authorized capital stock of the Company consists of 10,000,000 shares of authorized Common Stock of which 5,064,000 shares are issued and outstanding. The Company Capital Stock is held by the persons, with the domicile addresses and in the amounts set forth on Section 2.2(a) of the Disclosure Letter. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable, and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound, and were issued in compliance with all applicable state and federal securities laws. The Company has no other capital stock authorized, issued or outstanding.

              (b) The Company has reserved 500,000 shares of Common Capital Stock for issuance to employees and consultants pursuant to the Option Plan, of which 443,000 shares are subject to outstanding, unexercised options and 8,200 shares remain available for future grant. Schedule 2.2(b) sets forth for each outstanding Company Option the name of the holder of such option, the domicile address of such holder, the number of shares of Common Stock subject to such option, the exercise price of such option, and the vesting schedule for such option, including the extent vested to date and whether such option can be terminated as to unvested shares by virtue of the transactions contemplated by this Agreement. Except for the Company Options described in Schedule 2.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company, or grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The holders of Company Options and warrants have been or will be given, or shall have properly waived, any required notice prior to the Merger and all such rights will be terminated at or prior to the Effective Time pursuant to Section 1.6(e). As a result of the

Merger, Parent will be the record and sole beneficial owner of all Company Capital Stock and rights to acquire or receive Company Capital Stock. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company.

         2.3  Subsidiaries.  The Company does not, and has never, had any
              ------------
subsidiaries or affiliated companies and does not otherwise own, and has not otherwise owned, any shares in the capital of or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

         2.4  Authority.  Each of the Company and each of the Principal
              ---------
Shareholders has all requisite power and authority to enter into this Agreement and any Related Agreements (as hereinafter defined) to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further action is required on the part of the Company or the Principal Shareholders to authorize the Agreement, any Related Agreements to which either the Company or any of the Principal Shareholders are a party and the transactions contemplated hereby and thereby. This Agreement and any Related Agreements to which the Company or any of the Principal Shareholders are a party have been duly executed and delivered by the Company or the Principal Shareholders, as the case may be, and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligation of the Company or the Principal Shareholders, as the case may be, enforceable in accordance with their respective terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies. The "Related Agreements" shall mean all such ancillary agreements required in this Agreement to be executed and delivered in connection with the transactions contemplated hereby, including the Non-competition Agreements.

         2.5  No Conflict.  The execution and delivery of this Agreement and any
              -----------
Related Agreements by the Company and the Principal Shareholders do not, and, the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles
                                   --------
of Incorporation and Bylaws of the Company, (ii) any mortgage, indenture, or lease, to which the Company or any of the Principal Shareholders or any of their respective properties or assets are subject, (iii) any contract or other agreement or instrument listed in Section 2.14 of the Disclosure Letter attached hereto, (iv) any permit, concession, franchise, or license to which the Company or any of the Principal Shareholders or any of their respective properties or assets are subject, or (v) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or the Principal Shareholders or their respective properties or assets.

         2.6  Consents.  No consent, waiver, approval, order or authorization
              --------
of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission ("Governmental
                                                                ------------
Entity") or any third party, including a party to any agreement with the Company
------
(so as not to trigger any Conflict), is required by or with respect to the Company in connection with the execution and delivery of this Agreement and any Related Agreements or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations, and filings as may be required under applicable securities laws thereby, and (ii) the filing of the Merger Certificate with the Secretary of State of the State of Washington.

         2.7  Company Financial Statements.  Section 2.7 of the Disclosure
              ----------------------------
Letter sets forth the Company's audited balance sheets as of December 31, 1995 and December 31, 1996 and the related audited statements of income and cash flow for the twelve-month periods ended December 31, 1994, December 31, 1995 and December 31, 1996 (the "Audited Financials") and the Company's unaudited balance
                        ------------------
sheet of February 28, 1997 and the related unaudited statements of income for the two-month period then ended (the "Unaudited Financials"). The Audited
                                      --------------------
Financials and the Unaudited Financials are correct in all material respects and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated
  ----
consistent with past practice. The Audited Financials and Unaudited Financials present fairly the financial condition, operating results and cash flows of the Company as of the dates and during the periods indicated therein, subject in the case of the Unaudited Financials, to normal year-end adjustments, which will not be material in amount or significance. The Company's audited Balance Sheet as of December 31, 1996 shall be referred to as the "Current Balance Sheet". On the
                                               ---------------------
Closing Date, the Company's net worth (total assets minus total liabilities calculated in accordance with GAAP) shall be greater than $2.94 million, minus the Company's liability associated with termination of the Company Options.

         2.8  No Undisclosed Liabilities.  The Company does not have any
              --------------------------
liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements prepared in accordance with GAAP), which individually or in the aggregate (i) has not been reflected in the Current Balance Sheet, or (ii) has not arisen in the ordinary course of business consistent with past practice since December 31, 1996.

         2.9  No Changes.  Since December 31, 1996, there has not been,
              ----------
occurred or arisen any:

              (a) transaction by the Company except in the ordinary course of business consistent with past practice;

              (b) amendments or changes to the Articles of Incorporation or Bylaws of the Company;

              (c) capital expenditure or commitment by the Company, either individually or in the aggregate, exceeding $10,000;

              (d) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

              (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

              (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

              (g)  revaluation by the Company of any of its assets;

              (h) declaration, setting aside or payment of a dividend or other distribution with respect to the Company Capital Stock, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its Common Stock;

              (i) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person;

              (j)  any agreement, contract, lease or commitment (collectively a "Company Agreement") or any extension or modification of the terms of any
   -----------------
Company Agreement which (i) involves the payment of greater than $50,000 per annum or which extends for more than one (1) year, (ii) involves any payment or obligation to any affiliate of the Company other than in the ordinary course of business as conducted on that date and consistent with past practice, or (iii) involves the sale of any material assets;

              (k) sale, lease, license or other disposition of any of the assets or properties of the Company, or any creation of any security interest in such assets or properties except in the ordinary course of business as conducted on that date and consistent with past practice;

              (l) amendment or termination of any material contract, agreement or license to which the Company is a party or by which it is bound;

              (m) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for trade payables and advances to employees for travel and business expenses in the ordinary course of business, consistent with past practice;

              (n) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company;

              (o) the commencement or notice of, or, to the knowledge of the Company or any of the Principal Shareholders, the threat of commencement of any lawsuit or proceeding against, or investigation of, the Company or its affairs;

              (p) notice of any claim of ownership by a third party of the Intellectual Property of the Company (as defined in Section 2.13 below) or of infringement by the Company of any third party's Intellectual Property rights;

              (q) issuance or sale by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

              (r) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property (as defined in Section 2.13 below) to the Company;

              (s) any event or condition of any character that has had a Material Adverse Effect on the Company; or

              (t) negotiation or agreement by the Company or any officer thereof or, to the knowledge of the Company or any of the Principal Shareholders, any employees thereof to do any of the things described in the preceding clauses (a) through (s) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

              (u) voluntary or involuntary termination of any employee or consultant.

        2.10  Tax Matters.
              -----------

              (a)  Definition of Taxes.  For the purposes of this Agreement,
                   -------------------
"Tax" or, collectively, "Taxes," means (i) any and all federal, state, local and
 ---                     -----
foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

         (b)  Tax Returns and Audits.
              ----------------------

              (i) The Company as of the Effective Time will have prepared and timely filed or made a timely request for extension for all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to
          -------
the Company, or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

              (ii) The Company as of the Effective Time (A) will have paid or accrued all Taxes it is required to pay or accrue as shown on the Returns and
(B) will have withheld and timely remitted with respect to its employees all income taxes and other Taxes required to be withheld and remitted.

              (iii) The Company has timely paid all Taxes owing and there is no Tax deficiency outstanding, assessed or proposed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

              (iv) To the knowledge of the Company and the Principal Shareholders, no audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

              (v) The Company has no liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the Current Balance Sheet, whether asserted or unasserted, contingent or otherwise.

              (vi) The Company has made available to Parent or its legal counsel, copies of all foreign, federal and state income and all state sales and use Returns filed for 1994-96.

              (vii) There are (and immediately following the Effective Time there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of the Company relating to or attributable to Taxes other than Liens for taxes not yet due and payable.

              (viii) Neither the Company nor any of the Principal Shareholders has knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

              (ix) As of the Effective Time, except as contemplated by this Agreement, there will not be any contract, agreement, plan or arrangement, covering any employee or former employee of the Company that, individually or collectively, could reasonably be expected to give rise to the payment of any amount that would not be deductible by the Company as an expense under applicable law, including Section 280G of the Code.


              (x) Except for the indemnification agreements identified on Section 2.14 of the Disclosure Letter, the Company is not a party to any tax sharing, tax indemnification or allocation agreement nor does the Company owe any amount under any such agreement.

              (xi) The Company is an accrual basis taxpayer, and the Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's tax books and records.

              (xii) The Company is not, and has not been at any time, a "United States Real Property Holding Corporation" within the meaning of Section ss.897(c)(2) of the Code.

              (xiii)    [INTENTIONALLY OMITTED.]

              (xiv) The Company has been an S Corporation within the meaning of Section 1361 of the Code at all times since the date of its incorporation.

         2.11  Restrictions on Business Activities.  There is no agreement
               -----------------------------------
(noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably could be expected to have the effect of prohibiting or materially impairing, as currently conducted, any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. The Company has not entered into any agreement under which the Company is restricted from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

         2.12  Title of Properties; Absence of Liens and Encumbrances;
               ------------------------------------------------------
               Condition of Equipment.
               ----------------------

               (a) The Company does not own any real property, nor has it ever owned any real property. Section 2.12(a) of the Disclosure Letter sets forth a list of all real property currently leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

               (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the Current Balance Sheet and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

               (c) Section 2.12(c) of the Disclosure Letter lists all material items of equipment (the "Equipment") owned or leased by the Company and such
                         ---------
Equipment is (i) adequate for the conduct of the business of the Company as currently conducted and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

               (d) The Company has sole and exclusive ownership, free and clear of any Liens, of all customer lists relating to the Company's current and former customers (the "Customer Information"). No third party possesses any
                       --------------------
claims or rights with respect to use of the Customer Information.

         2.13  Intellectual Property.
               ---------------------

         For the purposes of this Agreement, the following terms have the following definitions:

               "Intellectual Property" shall mean any or all of the following
                ---------------------
               and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing;
               (iii) all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; and (vii) any similar or equivalent rights to any of the foregoing anywhere in the world.

               "Company Intellectual Property" shall mean any Intellectual
                -----------------------------
               Property that is owned by, or exclusively licensed to, the Company.

               "Registered Intellectual Property" means all United States,
                --------------------------------
               international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

                   (i) Section 2.13 of the Disclosure Letter lists all of the Registered Intellectual Property owned by, or filed in the name of, the Company (the "Company Registered Intellectual Property").
              ----------------------------------------

                   (ii) Section 2.13 of the Disclosure Letter lists all proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office ("PTO") or equivalent authority anywhere in the
                              ---
world) related to any Company Intellectual Property.

                   (iii) No Company Intellectual Property or product or service of the Company is subject to any proceeding or outstanding decree, order, judgment, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by the Company, or which may affect the validity, use or enforceability of such Company Intellectual Property.

                   (iv) Each item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees in connection with such Registered Intellectual Property have been made and all necessary documents and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property.

                   (v) (i) the Company owns and has good and exclusive title to each item of Company Intellectual Property, including all Company Registered Intellectual Property listed on Schedule 2.13, free and clear of any lien or encumbrance; and (ii) the Company is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of the Company, including the sale of any products or the provision of any services by the Company.

                   (vi) The Company owns exclusively, and has good title to, all copyrighted works that are Company products or which the Company otherwise purports to own.

                   (vii) To the extent that any work, invention, or material has been developed or created by a third party for the Company, the Company has a written agreement with such third party with respect thereto and the Company thereby has obtained ownership of, and is the exclusive owner of, all Intellectual Property in such work, material or invention by operation of law or by valid assignment.

                   (viii) The Company has not transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was Company Intellectual Property, to any third party.

                   (ix) Schedule 2.13 lists all material contracts, licenses and agreements to which the Company is a party pursuant to which a third party has licensed or transferred any Intellectual Property to the Company, with a potential value or cost in excess of $25,000.

                   (x)    The contracts, licenses and agreements listed on
Schedule 2.13 are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of such contracts, licenses and agreements. The Company is in compliance with, and has not breached any term of such contracts, licenses and agreements and, to the knowledge of the Company, all other parties to such contracts, licenses and agreements are in compliance with, and have not breached any term of, such contracts, licenses and agreements. Following the Closing Date, Parent will be permitted to exercise all of the Company's rights under the contracts, licenses and agreements listed on
Schedule 2.13 to the same extent the Company would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay.

                   (xi) The operation of the business of the Company as such business currently is conducted, or is reasonably is contemplated to be conducted, including the Company's design, development, manufacture, marketing and sale of the products or services of the Company (including with respect to products currently under development) has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

                   (xii) The Company has not received notice from any third party that the operation of the business of the Company or any act, product or service of the Company, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

                   (xiii) To the best knowledge of the Company and each of the Principal Shareholders, no Person has or is infringing or misappropriating any Company Intellectual Property.

                   (xiv)  INTENTIONALLY OMITTED.

                   (xv) The Company has taken all steps that are reasonably required to protect the Company's rights in the Company's confidential information and trade secrets or any trade secrets or confidential information of third parties provided to the Company, and, without limiting the foregoing, the Company has and enforces a policy requiring each employee to execute a proprietary information/confidentiality agreement substantially in the Company's standard form and all current and former employees of the Company have executed such an agreement.

         2.14  Agreements, Contracts and Commitments.
               -------------------------------------

               (a)  The Company does not have, or is not bound by:

                    (i) any contracts, licenses and agreements, to which the Company is a party with respect to any Intellectual Property with a value or cost in excess of $25,000, other than "shrink wrap" and similar commercial end-user licenses.

                    (ii) either (x) any employment or consulting agreement, contract, or commitment with an employee, individual consultant, or salesperson or (y) any consulting or sales agreement, contract, or commitment with a firm or other organization,

                    (iii) except as contemplated by Section 1.6(e), any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

                    (iv)    any fidelity or surety bond or completion bond,

                    (v) any lease of personal property having a value individually in excess of $20,000,

                    (vi) any agreement of indemnification, to hold harmless or guaranty; or any obligation or liability with respect to infringement or misappropriation by the Company or any other person of the Intellectual Property rights of another person,

                    (vii) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of its current or anticipated business or to compete with any person,

                    (viii) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $10,000,

                    (ix) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

                    (x) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit,

                    (xi) any purchase order or contract for the purchase of materials involving $20,000 or more,

                    (xii)   any construction contracts,

                    (xiii) any distribution, joint marketing or development agreement, or

                    (xiv) any other agreement, contract or commitment that involves $25,000 or more or is not cancelable without penalty within thirty
(30) days.

               (b) The Company is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment described above to which it is a party or by which it is bound (any such agreement, contract or commitment, a "Contract"), nor is the Company or any of the Principal Shareholders aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and is not to the knowledge of the Company and the Principal Shareholders subject to any default thereunder by any party obligated to the Company pursuant thereto. Following the Effective Time, the Company will be permitted to exercise all of the Company's rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay.

         2.15  Interested Party Transactions.  No officer, director, or, to the
               -----------------------------
knowledge of the Company and the Principal Shareholders, shareholders (except for those shareholders who are officers or directors) of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to the Company, any goods or services or (iii) a beneficial interest in any Contract; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for
                                                    ----------------------
purposes of this Section 2.15.

         2.16  Governmental Authorization.  Section 2.16 of the Disclosure
               --------------------------
Schedule accurately lists each consent, license, permit, grant or other authorization issued to the Company by a governmental entity (i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest (herein collectively called "Company
                                                          -------
Authorizations"). The Company Authorizations are in full force and effect and
--------------
constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

         2.17  Litigation.  There is no action, suit or proceeding of any nature
               ----------
pending, or to the Company's or each of the Principal Shareholder's knowledge threatened, against the Company, its properties or any of its officers or directors, nor, to the knowledge of the Company or each Principal Shareholder, is there any reasonable basis therefor. There is no investigation pending, or to the Company's or each of the Principal Shareholder's knowledge threatened, against the Company, its properties or any of its officers or directors (nor, to the best knowledge of the Company or of each Principal Shareholder, is there any reasonable basis therefor) by or before any governmental entity. No governmental entity has at any time challenged or questioned in writing the legal right of the Company or any Subsidiary to conduct its operations as presently or previously conducted.

         2.18  Accounts Receivable.
               -------------------

               (a) The Company has made available to Parent a list of all accounts receivable of the Company ("Accounts Receivable") as of February 28,
                                     -------------------
1997 along with a summary of the aging of such accounts receivable since the date of invoice.

                (b) All Accounts Receivable, shared savings awards receivable, and earned unbilled revenues of the Company arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied and are collectible, and will be collected no later than one year from the Closing Date (except for contract withholds), except to the extent of reserves therefor set forth on the Company's balance sheet for April 30, 1997. No person has any Lien on any of such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

         2.19  Minute Books.  The minutes of the Company made available to
               ------------
counsel for Parent are the only minutes of the Company and contain a reasonably accurate summary of all actions taken by the Board of Directors (or committees thereof) of the Company and its shareholders since the time of incorporation of the Company.

         2.20  Environmental Matters.
               ---------------------

               (a)  Hazardous Material.  The Company has not: (i) operated any
                    ------------------
underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous
 ---------

Material"). Excluding office and janitorial supplies properly and safely
--------
maintained, no Hazardous Materials are present as a result of the deliberate actions of the Company or, to the Company's or each of the Principal Shareholder's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

             (b)  Hazardous Materials Activities.  The Company has not
                  ------------------------------
transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials
                                                 -------------------
Activities") in violation of any rule, regulation, treaty or statute promulgated
----------
by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

               (c)  Permits.  The Company currently holds all environmental
                    -------
approvals, permits, licenses, clearances and consents (the "Environmental
                                                            -------------
Permits") necessary for the conduct of the Company's Hazardous Material
-------
Activities and other businesses of the Company as such activities and businesses are currently being conducted.

               (d)  Environmental Liabilities.  No action, proceeding,
                    -------------------------
revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's or each of the Principal Shareholder's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. Neither the Company nor each of the Principal Shareholders is aware of any fact or circumstance which would involve the Company in any environmental litigation or impose upon the Company any environmental liability relating to Hazardous Materials Activities of the Company.

         2.21  Brokers' and Finders' Fees; Third Party Expenses.
               ------------------------------------------------

               (a) The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby.

               (b) Section 2.21 of the Disclosure Letter sets forth the Company's current reasonable estimate of all Third Party Expenses (as defined in Section 5.4) expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby. All Third Party Expenses of the Company shall be accrued by the Company and reflected on the Company's financial statements prior to the Closing Date. The Company's Third Party Expenses shall be the obligation of the Surviving Corporation after the Closing.

         2.22  Employee Matters and Benefit Plans.
               ----------------------------------

               (a)  Definitions.  With the exception of the definition of
                    -----------
"Affiliate" set forth in Section 2.22(a)(i) below (which definition shall apply only to this Section 2.22), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                    (i)     "Affiliate" shall mean any other person or entity
                             ---------
under common control with the Company within the meaning of Section 414(b), (c),
(m) or (o) of the Code and the regulations thereunder;

                    (ii)    "ERISA" shall mean the Employee Retirement Income
                             -----
Security Act of 1974, as amended;

                    (iii)   "Employee Plan" shall refer to any plan, program,
                             -------------
policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any "Employee" (as defined below);

                    (iv)    "Employee" shall mean any current, former, or
                             --------
retired employee, officer, or director of the Company or any Affiliate;

                    (v)     "Employee Agreement" shall refer to each
                             ------------------
management, employment, severance, consulting, relocation, or similar agreement or contract between the Company or any Affiliate and any Employee or consultant;

                    (vi)    "IRS" shall mean the Internal Revenue Service;
                             ---

                    (vii)   "Multiemployer Plan" shall mean any "Pension Plan"
                             ------------------
(as defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

                    (viii)  "Pension Plan" shall refer to each Employee Plan
                             ------------
which is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA.

               (b)  Schedule.  Schedule 2.22(b) contains an accurate and
                    --------
complete list of each Employee Plan and each such Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each such Employee Plan or Employee Agreement. The Company does not have any plan or commitment, whether legally binding or not, to establish any new Employee Plan or Employee Agreement, to modify any Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

               (c)  Documents.  The Company has provided to Parent (i) correct
                    ---------
and complete copies of all documents embodying each Employee Plan and each Employee Agreement including all amendments thereto, written interpretations thereof and copies of all forms of agreement and enrollment used therewith; (ii) the most recent annual actuarial valuations, if any, prepared for each Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Employee Plan or related trust; (iv) if the Employee Plan is funded, the most recent annual and periodic accounting of Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Employee Plan; (vi) all IRS determination letters and rulings relating to Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Employee Plan; (vii)
                                 ---
all material written agreements and contracts relating to each Employee Plan, including but not limited to, administration service agreements, group annuity contracts and group insurance contracts; (viii) all communications to any Employee or Employees relating to any Employee Plan and any proposed Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company; and (ix) all registration statements and prospectuses prepared in connection with each Employee Plan.

               (d)  Employee Plan Compliance.  (i) The Company has performed in
                    ------------------------
all material respects all obligations required to be performed by it under each Employee Plan and, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Employee Plan, and each Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code;
(ii) each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination letter with respect to each such Plan from the IRS or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a determination letter and make any amendments necessary to obtain a favorable determination; (iii) no "prohibited transaction", within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Employee Plan or against the assets of any Employee Plan; (v) each Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Company, Parent or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of the Company or any Affiliates, threatened by the IRS or DOL with respect to any Employee Plan; and (vii) neither the Company nor any

Affiliate is subject to any penalty or tax with respect to any Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

               (e)  Pension Plans.  The Company does not now, nor has it ever,
                    -------------
maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

               (f)  Multiemployer Plans.  At no time has the Company
                    -------------------
contributed to or been requested to contribute to any Multiemployer Plan.

               (g)  No Post-Employment Obligations.  No Employee Plan provides,
                    ------------------------------
or has any liability to provide, life insurance, medical or other employee welfare benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

               (h)   No COBRA Violation.  Neither the Company nor any Affiliate
                     ------------------
has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA or any similar provisions of state law applicable to its employees.

               (i)   Effect of Transaction.
                     ---------------------

                     (i) Except as contemplated in Section 1.6(e), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                     (ii) No payment or benefit which will or may be made by the Company or Parent or any of their respective affiliates with respect to any Employee as a result of the transactions contemplated by this Agreement will be characterized as an "excess parachute payment", within the meaning of Section 280G(b)(1) of the Code.

               (j)  Employment Matters.  The Company (i) is in compliance in
                    ------------------
all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

               (k)  Labor.  No work stoppage or labor strike against the
                    -----
Company is pending or, to the best knowledge of the Company, threatened. The Company is not involved in or, to the knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in any material liability to the Company. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

         2.23  Insurance.  Section 2.23 of the Disclosure Letter lists all
               ---------
insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company or any Affiliate. There is no claim by the Company or any Affiliate pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company and its Affiliates are otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Neither the Company nor any of the Principal Shareholders has knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

         2.24  Compliance with Laws.  The Company has complied with, is not in
               --------------------
violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

         2.25  Complete Copies of Materials.  Each document (or summary of
               ----------------------------
same) that has been provided by the Company in response to a request by Parent or its counsel is true and complete (except as specifically noted thereon).

         2.26  Representations Complete.  None of the representations or
               ------------------------
warranties made by the Company or any of the Principal Shareholders (as modified by the Disclosure Letter), nor any statement made in any Schedule or certificate furnished by the Company or any of the Principal Shareholders pursuant to this Agreement, or furnished by the Company or any of the Principal Shareholders in or in connection with documents mailed or delivered to the shareholders of the Company in connection with soliciting their consent to this Agreement and the Merger contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

         Parent and Sub represent and warrant to the Company as follows:

         3.1  Organization, Standing and Power.  Parent is a corporation duly
              --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Sub is a corporation duly organized, validly existing and in good standing under the laws of Washington. Each of Parent and Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of Parent and Sub to consummate the transactions contemplated hereby.

         3.2  Authority.  Each of Parent and Sub has all requisite corporate
              ---------
power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub and constitutes the valid and binding obligations of Parent and Sub, enforceable in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         3.3  Capital Structure.
              -----------------

              (a) The authorized stock of Parent consists of 20,000,000 shares of Common Stock, $.001 par value, of which 6,805,837 shares were issued and outstanding as of December 31, 1996, and 2,000,000 shares of undesignated Preferred Stock, $.001 par value. No shares of Preferred Stock are issued or outstanding. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. Parent has also reserved (i) 1,550,000 shares of Common Stock for issuance to employees and consultants pursuant to the Parent's 1990 Stock Options and Rights Plan, (ii) 119,000 shares of Common Stock for issuance under the 1989 Stock Option Plan for Subbaiah V. Malladi, (iii) 200,000 shares of Common Stock for issuance to directors under its 1991 Directors Restricted Stock Plan, and (iv) 400,000 shares of Common Stock for issuance under the Parent's 1992 Employee

Stock Purchase Plan. There are no other options, warrants, calls, rights, commitments or agreements of any character to which Parent is a party or by which it is bound obligating Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Parent or obligating Parent to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

              (b) The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, non-assessable.

         3.4  No Conflict.  The execution and delivery of this Agreement and any
              -----------
Related Agreements by Parent and Sub do not, and, the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles of Incorporation and Bylaws of the
 --------
Company, (ii) any material mortgage, indenture, or lease, to which Parent or Sub or any of their respective properties or assets are subject, (iii) any material permit, concession, franchise, or license to which Parent or Sub or any of their respective properties or assets are subject, or (v) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Sub or their respective properties or assets.

         3.5  Consents.  No consent (except for the consent of Bank of America,
              --------
which consent has been obtained), waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any
                                                   -------------------
third party, including a party to any agreement with the Parent or Sub (so as not to trigger any Conflict), is required by or with respect to the Parent or Sub in connection with the execution and delivery of this Agreement and any Related Agreements or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations, and filings as may be required under applicable securities laws thereby, and (ii) the filing of the Merger Certificate with the Secretary of State of the State of Washington.

         3.6  SEC Documents; Parent Financial Statements; Other Representations.
              -----------------------------------------------------------------
Parent has furnished or made available to the Company true and complete copies of all reports or registration statements filed by it with the U.S. Securities and Exchange Commission (the "SEC") (the "SEC Documents"). As of their
                              ---         -------------
respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as applicable and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the

"Parent Financial Statements") comply as to form in all material respects with
 ---------------------------
applicable accounting requirements in effect at the time of filing of such SEC Documents and with the published rules and regulations of the SEC with respect thereto in effect at the time of filing of such SEC Document have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) and present fairly the consolidated financial position of Parent at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). There have been no material adverse changes in the business, operations, or financial condition of the Parent that are not reflected in such SEC Documents or that have occurred since the period covered by the most recent of such SEC Documents. None of the information furnished in writing by Parent or Sub to the Company expressly for inclusion in the information statement to be furnished to the Company's shareholders will contain any untrue statement of a material fact or will omit to state any material fact necessary in order to make such written information provided, in light of the circumstances under which made, not misleading.

         3.7  Brokers' and Finders' Fees.  The Parent has not incurred, nor will
              --------------------------
it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.


                                  ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

         4.1  Conduct of Business of the Company.  During the period from the
              ----------------------------------
date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of the Company and each of the Principal Shareholders agrees (except to the extent that Parent shall otherwise consent in writing), to carry on the Company's business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the Company's debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact the Company's present business organizations, keep available the services of the Company's present officers and key employees and preserve the Company's relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Company's goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of business of the Company, and any material event involving the Company. Except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of Parent:

              (a) Enter into any commitment or transaction not in the ordinary course of business or any commitment or transaction of the type described in
Section 2.9 hereof;

              (b) Transfer to any person or entity any rights to the Intellectual Property of the Company;

              (c) Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Company;

              (d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the Disclosure Letter;

              (e)   Commence any litigation;

              (f) Except as set forth in Section 4.1(f) of the Disclosure Letter, declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor);

              (g) Except as contemplated by Section 1.6, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

              (h) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

              (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business;

              (j) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practices;

              (k) Except for borrowings consistent with past practices, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

              (l) Grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement, except in the ordinary course of business and consistent with past practices.

              (m) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof;

              (n) Adopt or amend any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees, except in connection with annual pay adjustment consistent with past practices which increases in the aggregate have been approved by Parent in writing and which for the Principal Shareholders have been approved by Parent in writing;

              (o) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

              (p) Pay, discharge or satisfy, in an amount in excess of $5,000 (in any one case) or $10,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business;

              (q) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

              (r) Enter into any strategic alliance or joint marketing arrangement or agreement; or

                    Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (r) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

         4.2  No Solicitation.  Until the earlier of the Effective Time or the
              ---------------
date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, neither the Company nor any of the Principal Shareholders will (nor will the Company or any of the Principal Shareholders permit any of the Company's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, conduct discussions with or engage in negotiations with any person, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets,
(b) provide information with respect to it to any person, other than Parent, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets,
(c) enter into an agreement with any person, other than Parent or Sub, providing for the acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets by any person, other than by Parent or Sub.

         4.3  S Status.  The Company shall maintain its tax status as an S
              --------
Corporation up to the Effective Time and the shareholders of the Company shall not revoke or otherwise terminate the election of the Company to be treated as an S Corporation.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

         5.1  Sale of Shares.  The parties hereto acknowledge and agree that the
              --------------
shares of Parent Common Stock issuable in the Merger shall constitute "restricted securities" within the meaning of the Securities Act. The
 ---------------------
certificates for the shares of Parent Common Stock to be issued in the Merger shall bear appropriate legends to identify such privately placed shares as being restricted under the Securities Act, to comply with applicable state securities laws and, if applicable, to notice the restrictions on transfer of such shares. It is acknowledged and understood that Parent is relying upon those certain written representations made by each of the shareholders of the Company pursuant to the Shareholder Certificates in the form attached hereto as Exhibit C.
                                                               -------

         5.2  Access to Information.  The Company shall afford Parent and its
              ---------------------
accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of the Company's properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Parent may reasonably request. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements promptly upon request. Parent shall provide the Company and the Principal Shareholders with copies of such publicly available information about Parent as the Company may request and shall provide the Company and the Principal Shareholders with reasonable access to its executive officers in this regard. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

         5.3  Confidentiality.  Each of the parties hereto hereby agrees that
              ---------------
the information obtained in any investigation pursuant to Section 5.2, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transaction contemplated hereby, is confidential; provided, however, that the foregoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party from other sources, (e) is required to be disclosed by order of court or government agency without subpoena powers or (f) which is disclosed to the appropriate tribunal in the course of any litigation between any of the parties hereto.

         5.4  Expenses.  Whether or not the Merger is consummated, all fees and
              --------
expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in
                            --------------------
connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

         5.5  Public Disclosure.  Unless otherwise required by law, prior to the
              -----------------
Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld, subject, in the case of Parent, to Parent's obligation to comply with applicable securities laws and the rules and regulations of the National Association of Securities Dealers, Inc.

         5.6  Consents.  The Company shall use its best efforts to obtain the
              --------
consents, waivers and approvals under any of the Contracts as may be required in connection with the Merger so as to preserve all rights of, and benefits to, the Company thereunder.

         5.7  Commercially Reasonable Efforts.  Subject to the terms and
              -------------------------------
conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or of the Company, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

         5.8  Notification of Certain Matters.  The Company shall give prompt
              -------------------------------
notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company or the Principal Shareholders and Parent or Sub, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of the Company or Parent (or Sub), as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.8 shall not limit or otherwise affect any remedies available to the party receiving such notice.

         5.9  Additional Documents and Further Assurances.  Each party hereto,
              -------------------------------------------
at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

         5.10  Voting Agreements.  Concurrently with the execution of this
               -----------------
Agreement, each of the Principal Shareholders will execute a Voting Agreement in the form attached hereto as Exhibit A (the "Voting Agreement"), agreeing, among
                            ---------       ----------------
other things, to vote in favor of the Merger and against any competing proposals.

         5.11  Blue Sky Laws.  Parent shall take such steps as may be necessary
               -------------
to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Common Stock pursuant hereto. The Company shall use its best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock pursuant hereto.

         5.12  Tax Returns.  The Surviving Corporation shall prepare all federal
               -----------
and state income tax returns of the Company to be filed by the Company or the shareholders of the Company in respect of their ownership of Company Capital Stock for taxable periods ending on or prior to the Effective Time and the shareholders of the Company have paid or will pay all income taxes attributable to them with respect to the income of the Company for such periods. The Surviving Corporation shall arrange for the preparation of such tax returns consistent with past practice, but shall not in the case of returns prepared for the shareholders of the Company be responsible for the content of such returns or the payment of any taxes related to periods prior to the Merger. All expenses related to the preparation of such tax returns shall be accrued by the Company prior to Closing. After the Effective Time, Parent and the Surviving Corporation, on the one hand, and the shareholders of the Company, on the other hand, will make available to the other, as reasonably requested, all information, records or documents relating to the liability for Taxes of the Company for all periods ending on or prior to the Effective Time and will preserve such information, records or documents until the expiration of any applicable statute of limitations or extensions thereof.

         5.13  Shareholder Approval.  As promptly as practicable after the
               --------------------
execution of this Agreement the Company shall submit this Agreement and the transactions contemplated hereby to its shareholders for approval and adoption as provided by the Washington Code and its Articles of Incorporation and Bylaws. The Company shall use its best efforts to solicit and obtain the consent of its shareholders sufficient to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable. The materials submitted to the Company's shareholders shall be subject to review and approval by Parent and include information regarding the Company, the terms of the Merger and this Agreement and the unanimous recommendation of the Board of Directors of the Company in favor of the Merger and this Agreement. Parent shall cooperate with the Company to the extent reasonably necessary to accomplish the foregoing, and shall provide all information regarding Parent or the Merger required by the Company in connection therewith.

         5.14  Other Expenses.  All expenses of the Company prior to the
               --------------
Closing shall be accrued on the Company's closing balance sheet.


                                  ARTICLE VI

                           CONDITIONS TO THE MERGER

         6.1  Conditions to Obligations of Each Party to Effect the Merger. The
              ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

              (a)  No Injunctions or Restraints; Illegality.  No temporary
                   ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

              (b)  Litigation.  There shall be no action, suit, claim or
                   ----------
proceeding of any nature pending, or overtly threatened, against the Parent, Sub or the Company, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement.

              (c)  Shareholder Approval.  This Agreement and the Merger shall
                   --------------------
have been approved and adopted by the shareholders of the Company by the requisite vote under applicable law and the Company's Articles of Incorporation.

         6.2  Additional Conditions to Obligations of Company and the Principal
              -----------------------------------------------------------------
Shareholders.  The obligations of the Company and the Principal Shareholders to
------------
consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company and the Principal Shareholders:

              (a)  Representations, Warranties and Covenants.  The
                   -----------------------------------------
representations and warranties of Parent and Sub in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time and each of Parent and Sub shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Effective Time.

              (b)  No Material Adverse Changes.  There shall not have occurred
                   ---------------------------
any material adverse change in the business, assets (including intangible assets), financial condition, results of operations of the Parent and its subsidiaries, taken as a whole, since January 3, 1997.

              (c)  Legal Opinion.  The Company and the Principal Shareholders
                   -------------
shall received a legal opinion from Wilson Sonsini Goodrich & Rosati, legal counsel to Parent, in form and substance reasonably satisfactory to the Company and the Principal Shareholders.

              (d)  Certificate of the Parent.  Company and the Principal
                   -------------------------
Shareholders shall have been provided with a certificate executed on behalf of the Parent by the President to the effect that, as of the Effective Time:

                   (i) all representations and warranties made by the Parent and Sub in this Agreement are true and correct in all material respects;

                   (ii) all covenants and obligations of this Agreement to be performed by the Parent on or before such date have been so performed in all material respects.

                   (iii) the conditions set forth in Section 6.2 (a) and (b) have been satisfied.

              (e)  Registration Rights.  Parent shall have executed a
                   -------------------
Registration Rights Agreement pursuant to the terms attached hereto as
Exhibit  D.
----------

         6.3  Additional Conditions to the Obligations of Parent and Sub.  The
              ----------------------------------------------------------
obligations of Parent and Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, but only in a writing signed, by Parent:

              (a)  Representations, Warranties, and Covenants.  The
                   ------------------------------------------
representations and warranties of the Company and the Principal Shareholders in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of the Effective Time and the Company and the Principal

Shareholders shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by them as of the Effective Time.

              (b)  Third Party Consents.  Any and all consents, waivers, and
                   --------------------
approvals listed in the Disclosure Letter shall have been obtained.

              (c)  Legal Opinion.  Parent shall have received a legal opinion
                   -------------
from Hillis, Clark, Martin & Peterson, a Professional Services Corporation, legal counsel to the Company, in form and substance reasonably satisfactory to Parent.

              (d)  Noncompetition Agreements.  The Principal Shareholders
                   -------------------------
shall have executed and delivered to Parent Noncompetition Agreements in the form attached hereto as Exhibit B-1, and such Noncompetition Agreements shall be
                        -----------
in full force and effect. Persons other than the Principal Shareholders of the Company listed on Exhibit B-2 shall have executed and delivered to Parent
                  -----------
Noncompetition Agreements in the form attached hereto as Exhibit B-3 and such
                                                         -----------
Noncompetition Agreements shall be in full force and effect.

              (e)  No Material Adverse Changes.  There shall not have occurred
                   ---------------------------
any material adverse change in the business, assets (including intangible assets), results of operations, liabilities (contingent or accrued), financial condition or prospects of the Company since December 31, 1996.

              (f)  Dissenting Shareholders.  No holders of outstanding Capital
                   -----------------------
Stock of the Company shall have given notice of their intent to exercise rights to require the purchase under the applicable dissenters, appraisal, or similar rights provisions of the Washington Code of their Company Capital Stock, which notice shall not have been properly withdrawn prior to the Effective Time of the Merger.

              (g)  Certificate of the Company and the Principal Shareholders.
                   ---------------------------------------------------------
Parent shall have been provided with a certificate executed by the Principal Shareholders and executed on behalf of the Company by its Chief Executive Officer to the effect that, as of the Effective Time:

                   (i) all representations and warranties made by the Company and the Principal Shareholders in this Agreement are true and correct in all material respects; and

                   (ii) all covenants and obligations of this Agreement to be performed by the Company on or before such date have been so performed in all material respects.

                   (iii)   the provisions set forth in Section 6.2 (a), (b),
(e) and (f) have been satisfied.

              (h)  Shareholder Certificate.  Each holder of record of Company
                   -----------------------
Capital Stock as of immediately before the Effective Time shall have executed a certificate in the form set forth as Exhibit C hereto and such Certificates shall be in full force and effect.

              (i)  Tax Election.  Each shareholder of the Company immediately
                   ------------
prior to the Effective Time shall execute and provide to Parent a joint election on Form 8023-A for the Company under Section 338(h)(10) of the Code, under Treasury Regulation Section 1.338(h)(10)-1(d) and under any applicable similar provisions of state law with respect to the Merger Consideration. Such election and documentation shall be in a form reasonably satisfactory to Parent.

              (j)  Agreements to be Amended.  The Company shall have entered
                   ------------------------
into an agreement reasonably satisfactory to Parent amending or terminating the agreement entered into with Mr. Dean.

              (k)  Environmental Audit.  A report to the satisfaction of Parent
                   -------------------
concerning the results of the Parent's environmental audit of the Company shall have been delivered.


                                  ARTICLE VII

              SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

         7.1  Survival of Representations and Warranties.  All of the Company's
              ------------------------------------------
and the Principal Shareholders' representations and warranties in this Agreement or in any instrument delivered pursuant hereto shall terminate on the third anniversary of the Effective Time; provided, however, that the representations and warranties relating or pertaining to any Tax or Returns related to such Tax set forth in Sections 2.10 hereof, shall survive until ninety (90) days following the expiration of all applicable statutes of limitations, or extensions thereof, governing each Tax or Returns related to such Tax. All of the Parent's and Sub's representations and warranties contained herein or in any instrument delivered pursuant to this Agreement shall terminate on the first anniversary of the Effective Time.

         7.2  Escrow Arrangements.
              -------------------

              (a)  Escrow Fund.  At the Effective Time the shareholders of the
                   -----------
Company will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount without any act of any shareholder. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any shareholder, will be deposited with Chase Trust Company of California, (or other institution acceptable to Parent and the Shareholder Representative (as defined in Section 7.2(g) below)) as Escrow Agent (the "Escrow Agent"), such deposit to
                                                ------------
constitute an escrow fund (the "Escrow Fund") to be governed by the terms set
                                -----------
forth herein and at Parent's cost and expense. The portion of the Escrow Amount contributed on behalf of each shareholder of the Company shall be in proportion to the aggregate portion of the Merger Consideration to which such holder would otherwise be entitled under Section 1.6(a). The Escrow Fund shall be available to compensate Parent, Sub, and its affiliates for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (hereinafter individually a "Loss" and collectively "Losses") incurred by Parent, Sub, its
                ----                    ------
officers, directors, or affiliates (including the Surviving Corporation) directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty of the Company contained in Article II herein (as modified by the Company Disclosure Schedule), or (ii) any failure by the Company to perform or comply with any covenant contained herein or (iii) any breach of any Shareholder Certificate. Parent, Sub, and the Company each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the aggregate Merger Consideration. Subject to Section 8.3 below, nothing herein shall limit the liability of the Company for any breach of any representation, warranty or covenant if the Merger does not close. Parent may not receive any shares from the Escrow Fund unless and until Officer's Certificates (as defined in paragraph (d) below) identifying Losses in excess of $25,000 have been delivered to the Escrow Agent as provided in paragraph (d); provided, however, that with respect to Losses with respect to failure to comply with Section 5.12 or with respect to breaches of Section 2.10 or 2.21(a), the aforementioned $25,000 threshold shall not be applicable for purposes of claims of Losses against the Escrow Amount. No shareholders of the Company shall have any right to contribution from the Company with respect to any Loss or Losses claimed by Parent after the Effective Time.

              (b)  Escrow Period; Distribution upon Termination of Escrow
                   ------------------------------------------------------
Periods. Subject to the following requirements, the Escrow Fund shall be in
-------
existence immediately following the Effective Time and shall terminate at 5:00 p.m., California time, on the first anniversary of the Closing Date (the "Escrow
                                                                          ------
Period"); provided that the Escrow Period shall not terminate with respect to
------
any amount (or portion thereof), that is necessary in the reasonable judgment of Parent, subject to the objection of the Shareholder Representative (as defined in Section 7.2(g), below) and the subsequent arbitration of the matter in the manner provided in Section 7.2(f) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period. Immediately prior to the one-year anniversary of the Closing Date, the Escrow Agent shall retain, and it shall be deemed necessary for purposes of this Section 7.2(b) to retain, in the Escrow Fund shares of Parent Common Stock representing at least 150% of the actual dollar amount of any unsatisfied claims to insure that a sufficient number of shares representing a sufficient dollar amount will be available to Parent once the claim is satisfied. The shares of Parent Common Stock retained for this purpose shall be valued at a price equal to the average of the closing bid and asked prices of the Parent Common Stock on the Nasdaq National Market System for the five trading days ending on the day prior to the one year anniversary of the Closing Date. Parent may reduce the number of shares held in the Escrow Fund for such unresolved claims by delivering a notice to the Escrow Agent signed by Parent. As soon as all such claims have been resolved, as evidenced by the written memorandum of the Shareholder Representative and Parent, the Escrow Agent shall deliver to the shareholders of the Company the remaining portion of the Escrow Fund and not required to satisfy such claims in proportion to their respective original contributions to the Escrow Fund. Subject to the foregoing, at the termination of the Escrow Period, deliveries of Escrow Amounts to the shareholders of the Company pursuant to this Section 7.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund.

              (c)  Protection of Escrow Fund.
                   -------------------------

                   (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                   (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("New Shares") in respect of Parent Common Stock in the Escrow Fund that
         ----------
have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock that have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the record holders thereof.

                   (iii) Each shareholder shall have voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such shareholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

              (d)  Claims Upon Escrow Fund.
                   -----------------------

                   (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "Officer's Certificate"): (A) stating that Parent has paid or
               ---------------------
properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2(e) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable after such Losses are actually incurred, shares of Parent Common Stock held in the Escrow Fund in an amount equal to such Losses.

                   (ii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund as indemnity pursuant to Section 7.2(d)(i) hereof, the shares of Parent Common Stock shall be valued at a price equal to the average of the closing bid and asked prices of the Parent Common Stock on the Nasdaq National

Market System for the five trading days ending on the day prior to the date of delivery of the shares to Parent.

              (e)  Objections to Claims.  At the time of delivery of any
                   --------------------
Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Shareholder Representative and for a period of thirty
(30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 7.2(d) hereof unless the Escrow Agent shall have received written authorization from the Shareholder Representative to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Parent Common Stock from the Escrow Fund in accordance with Section 7.2(d) hereof, provided that no such payment or delivery may be made if the Shareholder Representative shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

              (f)  Resolution of Conflicts; Arbitration.
                   ------------------------------------

                   (i) In case the Shareholder Representative shall so object in writing to any claim or claims made in any Officer's Certificate, the Shareholder Representative and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholder Representative and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

                   (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Shareholder Representative may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Shareholder Representative (as a group) shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least ten years relevant experience. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the same extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the

Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                   (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in San Mateo or Santa Clara Counties, California under the rules then in effect of the Judicial Arbitration and Mediation Services, Inc. For purposes of this Section 7.2(f), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the Non- Prevailing Party in the event that the arbitrators award Parent less than the sum of one-half (1/2) of the disputed amount; otherwise, the shareholders of the Company as represented by the Shareholder Representative shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration, and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

              (g)  Shareholder Representative of the Shareholders; Power of
                   --------------------------------------------------------
                   Attorney.
                   --------

                   (i) In the event that the Merger is approved, effective upon such vote, and without further act of any shareholder, Marc W. Lorenzen shall be appointed as agent and attorney-in-fact (the "Shareholder
                                                       -----------
Representative") for each shareholder of the Company (except such shareholders,
--------------
if any, as shall have perfected their appraisal or dissenters' appraisal, or similar rights under Washington Law), for and on behalf of the shareholders of the Company, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Shareholder Representative for the accomplishment of the foregoing. Such agency may be changed by the shareholders of the Company from time to time upon not less than thirty (30) days prior written notice to Parent and Escrow Agent; provided that the Shareholder Representative may not be removed unless shareholders entitled to two-thirds of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Shareholder Representative may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Shareholder Representative, and the Shareholder Representative shall not receive compensation for his services. Notices or communications to or from the Shareholder Representative shall constitute notice to or from each of the shareholders of the Company for purposes of this Section.

                   (ii) The Shareholder Representative shall not be liable for any act done or omitted hereunder as Shareholder Representative while acting in good faith and in the exercise of reasonable judgment. The shareholders of the Company on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Shareholder Representative and hold the Shareholder Representative harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Shareholder Representative and arising out of or in connection with the acceptance or administration of the Shareholder Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Shareholder Representative.

              (h)  Actions of the Shareholder Representative.  For purposes of
                   -----------------------------------------
this Section, a decision, act, consent or instruction of the Shareholder Representative shall constitute a decision of all the shareholders of the Company for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such shareholders of the Company, and the Escrow Agent, Parent and Sub may rely upon any such decision, act, consent or instruction of the Shareholder Representative as being the decision, act, consent or instruction of each such shareholder of the Company. The Escrow Agent, Parent, and Sub are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholder Representative.

              (i)  Third-Party Claims.  In the event Parent becomes aware of a
                   ------------------
third-party claim which Parent believes may result in a demand against the Escrow Fund, Parent shall notify in writing the Shareholder Representative of such claim, and the Shareholder Representative, as representative for the shareholders of the Company, shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right in its reasonable discretion to settle any such claim; provided, however, that except with the consent of the Shareholder Representative, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Escrow Fund. In the event that the Shareholder Representative has consented to any such settlement and acknowledged that the claim is a valid claim against the Escrow Fund, the Shareholder Representative shall have no power or authority to object under any provision of this Article VII to the amount of any claim by Parent against the Escrow Fund with respect to such settlement.

              (j)  Escrow Agent's Duties.
                   ---------------------

                   (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Shareholder Representative and approved by the Escrow Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                   (ii) The Escrow Agent is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                   (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                   (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                   (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                   (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage.

                   Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                   (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

                   (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

              (k)  Fees.  All fees of the Escrow Agent for performance of its
                   ----
duties hereunder shall be paid by Parent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or litigation. Parent promises to pay these sums upon demand.

              (l)  Maximum Payments.  Notwithstanding any other provision of
                   ----------------
this Agreement, except (i) with respect to fraudulent breaches of the representations and warranties or covenants of the Company or the Principal Shareholders contained in any Article of this Agreement or any of the representations made by any of the shareholders of the Company in the Shareholder's Certificates, or (ii) any breaches of, or inaccuracies with respect to Section 2.10 or any failure to comply with Section 5.12, the maximum amount that Parent may recover from the shareholders of the Company for Losses (including the Escrow Amount) shall be limited to $3,000,000. Parent's recourse for all Losses shall be solely, first, against the Escrow Fund and, second, when the Escrow Fund is exhausted, against the Principal Shareholders; provided, however, that for any Loss arising out of a

Shareholder Certificate, once the Escrow Fund is exhausted, Parent may seek recourse only from the shareholder furnishing such Shareholder Certificate. In the event that Parent pursues actions directly against the Principal Shareholders each Principal Shareholder shall only be responsible for his Pro Rata (as defined below) portion of any claim (except for claims of fraudulent actions committed by such Principal Shareholder). "Pro Rata" shall mean that portion equal to the total number of shares of the Company Capital Stock owned by such Principal Shareholder immediately prior to the Effective Time over the total number of shares of Company Capital Stock owned by all Principal Shareholders of the Company immediately prior to the Effective Time. No Principal Shareholder shall have any right to contribution from the Company for any claims by Parent after the Effective Time.

              (m)  Consequential Damages.  In no event shall the Escrow Agent
                   ---------------------
be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

         8.1  Termination.  Except as provided in Section 8.2 below, this
              -----------
Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

              (b) by Parent, Sub, or the Company if: (i) the Effective Time has not occurred by June 30, 1997; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal;

              (c) by Parent, Sub (or both) or if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would: (i) prohibit Parent's or Sub's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or a portion of the business or assets of the Company or Parent as a result of the Merger;

              (d) by Parent or Sub (or both) if it is not in material breach of its obligations under this Agreement, and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company or any of the Principal Shareholders and such breach has not been cured within five (5) calendar days after written notice to the Company (provided that no cure period shall be required for a breach which by its nature cannot be cured);

              (e) by the Company if neither it nor each of the Principal Shareholders is in material breach of their respective obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Sub and such breach has not been cured within five (5) calendar days after written notice to Parent (provided that no cure period shall be required for a breach which by its nature cannot be cured);

              (f) by Parent or Sub (or both) if an event having a Material Adverse Effect on the Company shall have occurred after the date of this Agreement; or

              (g) by the Company, if an event having a material adverse effect on business, assets (including intangible assets), financial condition or results of operations of Parent and its subsidiaries taken as a whole shall have occurred after the date of this Agreement.

         Where action is taken to terminate this Agreement pursuant to this
Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

         8.2  Effect of Termination.  In the event of termination of this
              ---------------------
Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub, the Principal Shareholders or the Company, or their respective officers, directors or shareholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; provided further that, the provisions of Sections 5.3, 5.4, 5.5 and
Article IX of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

         8.3  Amendment.  This Agreement may be amended by the parties hereto
              ---------
at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

         8.4  Extension; Waiver.  At any time prior to the Effective Time,
              -----------------
Parent and Sub, on the one hand, and the Company and the Principal Shareholders, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1  Notices.  All notices and other communications hereunder shall be
              -------
in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Parent or Sub, to:

                           The Failure Group, Inc.
                           149 Commonwealth Drive
                           P.O. Box 3015
                           Menlo Park, CA  94025
                           Attention:  Michael Gaulke
                           Telephone No.:  (415) 326-9400
                           Facsimile No:  (415) 328-2996

                           with a copy to:

                           Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                           650 Page Mill Road
                           Palo Alto, California 94304
                           Attention:  Thomas C. Klein
                           Telephone No.:  (415) 493-9300
                           Facsimile No.:  (415) 493-6811

                  (b)      if to the Company or the Principal Shareholders, to:

                           Performance Technologies, Incorporated
                           15375 SE 30th Place, Suite 250
                           Bellevue, Washington  98007
                           Telephone No.:  (206) 643-9803
                           Facsimile No.:  (206) 643-9827
                           Attention: Marc W. Lorenzen
                           with a copy to:

                           Hillis, Clark, Martin & Peterson
                           500 Galland Building
                           1221 Second Avenue
                           Seattle, Washington  98101-2925
                           Telephone No:  (206) 623-1745
                           Facsimile No.:  (206) 623-7789
                           Attention: Joel N. Bodansky

                  (c)      If to Escrow Agent, to:

                           Chase Trust Company of California
                           101 California Street, Suite 2725
                           San Francisco, California 94111
                           Telephone No.: (415) 954-9518
                           Facsimile No.: (415) 693-8850
                           Attention: Karen Lei

                  (d)      If to Shareholder Representative, to:

                           Performance Technologies, Incorporated
                           15375 SE 30th Place, Suite 250
                           Bellevue, Washington  98007
                           Telephone No.:  (206) 643-9803
                           Facsimile No.:  (206) 643-9827
                           Attention: Marc W. Lorenzen

         9.2  Interpretation.  The words "include," "includes" and "including"
              --------------
when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.3  Counterparts.  This Agreement may be executed in one or more
              ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         9.4  Entire Agreement; Assignment.  This Agreement, the Exhibits hereto
              ----------------------------
and the Disclosure Letter, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

         9.5  Severability.  In the event that any provision of this Agreement
              ------------
or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         9.6  Other Remedies.  Except as otherwise provided herein, any and all
              --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         9.7  Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Except where arbitration in California is mandated by Section 7.2 hereof, each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Santa Clara County, State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

         9.8  Rules of Construction.  The parties hereto agree that they have
              ---------------------
been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         IN WITNESS WHEREOF, Parent, Sub, the Company, the Principal Shareholders and the Shareholder Representative and the Escrow Agent (as to the provisions of Article VII only) have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.


PERFORMANCE TECHNOLOGIES
INCORPORATED,
D.B.A. PTI ENVIRONMENTAL SERVICES                             THE FAILURE GROUP, INC.


By:      /s/ Marc Lorenzen                                    By:  /s/ Michael R. Gaulke
    -----------------------------                                -----------------------------
Title:   President                                            Title: President and C.E.O.

ESCROW AGENT                                                  THE FAILURE GROUP
CHASE TRUST COMPANY OF                                        WASHINGTON INC.
CALIFORNIA (AS TO THE PROVISIONS OF
ARTICLE VII ONLY)

By:      /s/ Chii Ling Lei                                    By:  /s/ Michael R. Gaulke
    -----------------------------                                -----------------------------
Name:    Chii Ling Lei
                                                              Title:  President
Title:   Trust Officer

SHAREHOLDER REPRESENTATIVE                                    PRINCIPAL SHAREHOLDERS

By:      /s/ Marc Lorenzen                                    /s/ Robert C. Barrick
    -----------------------------                             -----------------------------
                                                              Robert C. Barrick
Name:    President

                                                              /s/ Gary N. Bigham
                                                              -----------------------------
                                                              Gary N. Bigham

                                                              /s/ Thomas C. Ginn
                                                              -----------------------------
                                                              Thomas C. Ginn

                                                              /s/ Marc W. Lorenzen
                                                              -----------------------------
                                                              Marc W. Lorenzen

                                                              /s/ Larry F. Marx
                                                              -----------------------------
                                                              Larry F. Marx